SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 5, 2004, Exchange Bancshares, Inc issued the attached press release announcing Victor J. Proffitt’s appointment as President and CEO of The Exchange Bank and Exchange Bancshares, Inc. effective January 1, 2004 and F. Alan Blackburn’s appointment as Executive Vice President in charge of lending and the banking centers of The Exchange Bank also effective January 1, 2004.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description
99	Press Release dated January 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  January 5, 2004

By:	/s/ Thomas E. Funk
Thomas E. Funk Chief Financial Officer

Exhibit  99

NEWS RELEASE

January 5, 2004

EXCHANGE BANCSHARES, INC.

P.O. Box 177

Luckey, Ohio  43443

Contact:  Victor J. Proffitt, President / CEO

Telephone:  419-833-3401

Management Changes at Exchange Bancshares, Inc. and The Exchange Bank

Luckey, Ohio

The Board of Directors of Exchange Bancshares, Inc. announced that Victor J. Proffitt has been named President and Chief Executive Officer of Exchange Bancshares, Inc. effective January 1, 2004.  As previously announced on October 28, 2003, Mr. Proffitt has also assumed the duties of President and Chief Executive Officer of The Exchange Bank.

Vic Proffitt is pleased to announce that F. Alan Blackburn has been named Executive Vice President in charge of lending and the banking centers of The Exchange Bank.  Al is a former Executive Vice President of Fifth Third Bank, Northwest Ohio, NA and a resident of Perrysburg, Ohio.

Exchange Bancshares, Inc. is a one bank holding company which owns and operates The Exchange Bank as its only affiliate.  The Exchange Bank operates five full service banking centers around the northwest Ohio market area, located in Luckey, Holland, Perrysburg, Sylvania and Walbridge, and has been serving the community since 1906.  Exchange Bancshares, Inc. common stock is listed on the NASDAQ bulletin board under the symbol EBLO.OB and its web site is at www.theexchangebank.com.